UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report - September 23, 2021

(Date of earliest event reported)

INVITATION HOMES INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000

Dallas TX 75201

(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 23, 2021, Invitation Homes Inc. (the “Company”) announced the commencement of an offering of shares of its common stock. The press release related thereto is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the Exhibit 99.1 attached hereto shall neither be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the offering, the Company disclosed the following update concerning investment management activity. Year-to-date through August 31, 2021, the Company has acquired 2,669 homes for a gross total cost basis of $1,036 million, including 1,631 wholly owned homes for $655 million and 1,038 homes for $381 million in the Company’s unconsolidated joint venture with Rockpoint Group. Over the same period, the Company has also sold 594 homes for $194 million, including 559 wholly owned homes for $181 million and 35 homes for $13 million in the Company’s unconsolidated joint venture with the Federal National Mortgage Association. In addition, the Company disclosed that it has increased its target for total gross acquisition spending for full year 2021 from $1.0 billion to between $1.7 billion and $1.8 billion. The level of acquisition activity over the remainder of 2021 will be subject to market and other conditions and there can be no assurances that the Company will achieve its target.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Form 8-K, including the exhibits hereto, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, risks related to the Company’s indebtedness, and risks related to the potential negative impact of the outbreak of the novel coronavirus strain, known as COVID-19, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic, containment measures, monetary and/or fiscal policies implemented to provide support or relief to businesses and/or residents, and other government, regulatory, and/or legislative changes precipitated by the COVID-19 pandemic, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I.

Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in the Company’s periodic or current filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Form 8-K, including the exhibits hereto, and in the Company’s other filings with the SEC. The forward-looking statements speak only as of the date of this Form 8-K, including the exhibits hereto, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 23, 2021 issued by the Company.

101	Interactive Data File - XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
Name: Mark A. Solls
Title: Executive Vice President, Secretary and Chief Legal Officer
Date: September 23, 2021